Exhibit 99.1

Earnings Release and
Supplemental Financial and Operating Information

For the Three and Six Months Ended
June 30, 2019

Earnings Release and Supplemental Financial and Operating Information

Contact: Katie Reinsmidt, EVP - Chief Investment Officer, 423.490.8301, katie.reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS RESULTS FOR SECOND QUARTER 2019
Improved Operating Metrics; Full-Year Same-Center NOI Guidance Range Maintained

CHATTANOOGA, Tenn. (July 31, 2019) – CBL Properties (NYSE:CBL) announced results for the second quarter ended June 30, 2019. A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	%	2019	2018	%
Net loss attributable to common shareholders per diluted share	$(0.20)	$(0.20)	—%	$(0.49)	$(0.26)	(88.5)%
Funds from Operations ("FFO") per diluted share	$0.34	$0.46	(26.1)%	$0.56	$0.88	(36.4)%
FFO, as adjusted, per diluted share (1)	$0.34	$0.46	(26.1)%	$0.64	$0.88	(27.3)%
(1) For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company's reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 9 of this news release.

KEY TAKEAWAYS:

•
Same-center sales per square foot for the stabilized mall portfolio for the second quarter improved 4.1%. For the twelve-months ended June 30, 2019, same-center sales increased 0.8% to $381 per square foot compared with the prior-year period.

•
FFO per diluted share, as adjusted, was $0.34 for the second quarter 2019, compared with $0.46 per share for the second quarter 2018. Second quarter 2019 FFO per share was impacted by higher general and administrative expense due to $0.01 per share related to litigation, $0.02 per share of lower outparcel sales, $0.02 per share of dilution from asset sales completed since the prior-year period and $0.05 per share of lower property NOI.

•	Total Portfolio Same-center NOI declined 5.7% for the three months and declined 5.3% for the six months ended June 30, 2019, as compared with the prior-year periods.

•
Portfolio occupancy declined 90 basis points to 90.2% as of June 30, 2019, compared with 91.1% as of June 30, 2018. Same-center mall occupancy was 88.1% as of June 30, 2019, a 130 basis point decline compared with 89.4% as of June 30, 2018.

•	Year-to-date, CBL has completed or announced gross asset sales totaling $147.9 million (details herein).

•	Significant progress on its anchor redevelopment program, including two dozen former anchor spaces committed, under construction or with replacements already open.

1

"We are pleased to see improved performance this quarter in several key areas across our portfolio. Our second quarter results were in-line with expectations with adjusted FFO per share of $0.34 and same-center NOI declining 5.7%," commented Stephen Lebovitz, chief executive officer.  "Lease spreads showed a nice improvement and same-center sales increased over 4% during the second quarter.  With our operating metrics on-track, we are reiterating our annual guidance for same-center NOI. At the same time, we are updating FFO per share guidance for the year primarily to incorporate dilution from recent sales transactions, which we exclude from guidance until announced, as well as lower projected gains on outparcel sales.
            "The progress we have made on our redevelopment program is energizing our market-dominant properties and our company. As we have said, we have over 20 replacements committed, under construction or open for the 40 closed anchors in our portfolio and are making additional progress every day. The new tenants we are adding, including restaurants, entertainment, service, value and non-retail uses such as medical, office, hotels and residential, drives additional traffic, sales and NOI.
"Our free cash flow of over $200 million is the primary source for funding these redevelopments. Disciplined capital allocation remains a priority, and we are stretching our dollars through joint ventures and ground leases. We have also had strong results year-to-date from our disposition program, with over $145 million of transactions announced or closed year-to-date. We have no major unsecured maturities until December 2023, and the refinancings closed earlier this year have extended our debt maturity profile, providing significant runway to execute our strategy to stabilize and transform our properties.”
       Net loss attributable to common shareholders for the second quarter 2019 was $35.4 million, or a loss of $0.20 per diluted share, compared with a net loss of $35.0 million, or a loss of $0.20 per diluted share, for the second quarter 2018. Net loss for the second quarter 2019 was impacted by a $33.3 million loss on impairment of real estate to write down the carrying value of Eastgate Mall to the property's estimated fair value. The impairment was primarily a result of declines in projected future cash flows.
FFO allocable to common shareholders, as adjusted, for the second quarter 2019 was $59.4 million, or $0.34 per diluted share, compared with $80.2 million, or $0.46 per diluted share, for the second quarter 2018. FFO allocable to the Operating Partnership common unitholders, as adjusted, for the second quarter 2019 was $68.5 million compared with $92.8 million for the second quarter 2018.
Percentage change in same-center Net Operating Income ("NOI")(1):

	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019
Portfolio same-center NOI	(5.7)%	(5.3)%
Mall same-center NOI	(6.9)%	(6.1)%

(1)
CBL's definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items of straight-line rents, write-offs of landlord inducements and net amortization of acquired above and below market leases.

Major variances impacting same-center NOI for the quarter ended June 30, 2019, include:

•	Same-center NOI declined $8.7 million, due to an $11.5 million decrease in revenues offset by a $2.8 million decline in operating expenses.

•
Rental revenues declined $15.4 million, including a $7.9 million decline in tenant reimbursements and real estate tax reimbursements and an $8.3 million decline in minimum and other rents. Percentage rents increased $0.8 million.

•	Property operating expenses declined $1.8 million compared with the prior year. Maintenance and repair expenses increased $0.1 million. Real estate tax expenses declined $1.1 million.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	As of June 30,
	2019	2018
Portfolio occupancy	90.2%	91.1%
Mall portfolio	88.1%	89.2%
Same-center malls	88.1%	89.4%
Stabilized malls	88.3%	89.5%
Non-stabilized malls (2)	78.0%	71.9%
Associated centers	96.3%	97.9%
Community centers	97.6%	96.9%

(1)
Occupancy for malls represents percentage of mall store gross leasable area under 20,000 square feet occupied. Occupancy for associated and community centers represents percentage of gross leasable area occupied.

(2)	Represents occupancy for The Outlet Shoppes at Laredo.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019
Stabilized Malls	(3.8)%	(7.1)%
New leases	(1.4)%	4.6%
Renewal leases	(4.2)%	(9.0)%

Same-Center Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

	Twelve Months Ended June 30,
	2019	2018	% Change
Stabilized mall same-center sales per square foot	$381	$378	0.8%
Stabilized mall sales per square foot	$381	$376	1.3%

DISPOSITIONS
Year-to-date, CBL has closed on $120.2 million in asset sales, including the sale of a community center, an office building and a hotel.
In June, CBL completed the sale of the Courtyard by Marriott at Pearland Town Center in Pearland, TX, for $15.1 million, cash.
In July, CBL sold an office building in Chesapeake, VA, for $10.5 million. CBL also completed the sale in July of The Forum at Grandview, a 215,000-square-foot community center located in Madison, MS, for $31.75 million, cash.
CBL has entered into an agreement with its existing joint venture partner, Horizon Group Properties ("Horizon"), whereby Horizon will purchase a 25% interest in The Outlet Shoppes at El Paso for cash of $9.2 million and the assumption of 25% interest in the existing loan (representing approximately $18.5 million as of August 2019). Following the completion of the sale, CBL and Horizon will each own a 50% interest, and Horizon will continue to lease and manage the asset. CBL anticipates closing on the transaction in August.

Property	Location	Date Closed	Gross Sales Price (M)
Cary Towne Center(1)	Cary, NC	January	$31.5
Honey Creek Mall (1)	Terre Haute, IN	April	$14.6
The Shoppes at Hickory Point	Forsyth, IL	April	$2.5
Courtyard by Marriott at Pearland Town Center	Pearland, TX	June	$15.1
The Forum at Grandview	Madison, MS	July	$31.8
850 Greenbrier Circle	Chesapeake, VA	July	$10.5
Various parcels	Various	Various	$14.2
Total Closed Year-to-Date			$120.2
25% interest in The Outlet Shoppes at El Paso (2)	El Paso, TX	Pending	$27.7
Total			$147.9

(1)	100% of sale proceeds utilized to retire existing secured loans.

(2)
Gross amount shown above is comprised of $9.2 million in equity and 25% interest in loan balance at closing of $18.5 million assuming closing occurs in August. Actual gross proceeds may vary with the timing of the close.

FINANCING ACTIVITY
In April, CBL closed a new $50 million non-recourse loan secured by Volusia Mall for a term of five years at a fixed interest rate of 4.56%. CBL concurrently retired the existing cross-collateralized loans secured by Honey Creek Mall in Terre Haute, IN, and Volusia Mall in Daytona Beach, FL, which aggregated to $64.0 million and bore an interest rate of 8%. CBL used proceeds from the new loan as well as the sale of Honey Creek Mall to retire the maturing loans.

In July, the foreclosure of Triangle Town Center was completed and the related debt was extinguished.

ANCHOR REPLACEMENT PROGRESS
Anchor replacements recently opened or pending include (complete list and additional information can be found in the financial supplement):

Property	Prior Tenant	New Tenant(s)	Status
Cherryvale Mall	Bergner's	Choice Home Center	Open
Eastland Mall	JCPenney	H&M, Planet Fitness	Open
Jefferson Mall	Macy's	Round1	Open
Northwoods Mall	Sears	Burlington	Open
Kentucky Oaks Mall	Sears	Burlington, Ross Dress for Less	Open
West Towne	Sears	Dave & Busters, Total Wine	Open
Hanes Mall	Shops	Dave & Busters	Open
Parkdale Mall	Macy's	Dick's, Five Below, HomeGoods	Open
Brookfield Square	Sears	Marcus Theaters, Whirlyball	Opening fall 2019
Laurel Park Place	Carson's	Dunham's Sports	Under construction - Opening Q4 '19
Meridian Mall	Younkers	High Caliber Karts	Under construction - Opening Q4 '19
Dakota Square	Herberger's	Ross Dress for Less	Under construction - Opening Q4 '19
Stroud Mall	Boston	Shoprite	Under construction - Opening Q4 '19
Kentucky Oaks Mall	Elder Beerman	HomeGoods	Under construction - Opening Q4 '19
Hamilton Place	Sears	Dick's Sporting Goods, Dave & Busters, ALoft Hotel, office	Under Construction - Opening 2020
Cherryvale Mall	Sears	Tilt	Under construction - Opening Q1/Q2 '20
Imperial Valley	Sears	Hobby Lobby	Construction in 2019
Westmoreland Mall	BonTon	Stadium Live! Casino	Construction in 2019

Property	Prior Tenant	New Tenant(s)	Status
Stroud Mall	Sears	To be Announced Furniture Store	Construction in 2019
York Galleria	Sears	Penn National Casino	Construction in 2019
Richland Mall	Sears	Dillard's	Opening Est. 2020
South County Center	Sears	Round1	Opening TBD
Hanes Mall	Sears	Novant Health	Opening TBD
West Towne Mall	Sears	To be Announced Retailer	Opening TBD

OUTLOOK AND GUIDANCE
CBL is updating FFO, as adjusted, per share guidance to incorporate $0.04 per share dilution from dispositions completed and announced, $0.06 per share lower anticipated gains on outparcel sales and $0.01 per share of higher anticipated general and administrative expense related to ongoing litigation. CBL has reduced its projection for outparcel sales gains in part due to a shift in expectation to more ground leased outparcels versus sales as well as the shift in timing of certain sales to 2020. CBL now anticipates achieving 2019 FFO, as adjusted, in the range of $1.30 - $1.35 per diluted share. Guidance incorporates a reserve in the range of $5.0 - $15.0 million (the "Reserve") for potential future unbudgeted loss in rent from tenant bankruptcies, store closures or lease modifications that may occur in 2019. Based on bankruptcy and leasing activity year-to-date, including the impact of any co-tenancy, CBL currently expects to utilize approximately $8 - $10 million of the Reserve.

Key assumptions underlying guidance are as follows:

	Low	High
2019 FFO, as adjusted, per share (includes the Reserve)	1.30	1.35
2019 Change in Same-Center NOI ("SC NOI") (Includes the Reserve)	(7.75)%	(6.25)%
Reserve for unbudgeted lost rents included in SC NOI and FFO	$15.0 million	$5.0 million
Updated expectation for gains on outparcel sales	$2.0 million	$4.0 million

Reconciliation of GAAP net income (loss) to 2019 FFO, as adjusted, per share guidance:

	Low	High
Expected diluted earnings per common share	$(0.60)	$(0.55)
Adjust to fully converted shares from common shares	0.08	0.08
Expected earnings per diluted, fully converted common share	(0.52)	(0.47)
Add: depreciation and amortization	1.51	1.51
Less: gain on depreciable property	(0.02)	(0.02)
Add: loss on impairment	0.33	0.33
Add: noncontrolling interest in loss of Operating Partnership	(0.08)	(0.08)
Expected FFO, as adjusted, per diluted, fully converted common share	$1.22	$1.27
Add: Litigation settlement	0.44	0.44
Adjustment for certain significant items	(0.36)	(0.36)
Expected adjusted FFO per diluted, fully converted common share	$1.30	$1.35

INVESTOR CONFERENCE CALL AND WEBCAST
CBL Properties will host a conference call on Thursday, August 1, 2019, at 11:00 a.m. ET. To access this interactive teleconference, dial (888) 317‑6003 or (412) 317-6061 and enter the confirmation number, 9046905.  A replay of the conference call will be available through August 8, 2019, by dialing (877) 344-7529 or (412) 317‑0088 and entering the confirmation number, 10131564.

The Company will also provide an online webcast and rebroadcast of its second quarter 2019 earnings release conference call.  The live broadcast of the quarterly conference call will be available online at cblproperties.com on Thursday, August 1, 2019, beginning at 11:00 a.m. ET.  The online replay will follow shortly after the call.
To receive the CBL Properties second quarter earnings release and supplemental information, please visit the Invest section of our website at cblproperties.com.
ABOUT CBL PROPERTIES
Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s portfolio is comprised of 108 properties totaling 68.2 million square feet across 26 states, including 68 high-quality enclosed, outlet and open-air retail centers and 9 properties managed for third parties. CBL continuously strengthens its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.
ADOPTION OF NEW LEASE ACCOUNTING STANDARD
The Company adopted Accounting Standards Codification ("ASC") 842, Leases, effective January 1, 2019, which resulted in the Company revising the presentation of rental revenues in its consolidated statements of operations. In the past, certain components of rental revenues were shown separately in the consolidated statements of operations. Upon the adoption of ASC 842, these amounts have been combined into a single line item. Please see the Company’s Supplemental Financial and Operating Information located in the Invest section of the Company’s website for more information regarding the components of rental revenues.
NON-GAAP FINANCIAL MEASURES
Funds From Operations
FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.
The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures. The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.
In the reconciliation of net income (loss) attributable to the Company's common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders. The Company then applies a percentage to FFO of the Operating

Partnership common unitholders to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted-average number of common shares outstanding for the period and dividing it by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units held by noncontrolling interests during the period.
FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.
The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company's results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 9 of this news release for a description of these adjustments.
Same-center Net Operating Income
NOI is a supplemental non-GAAP measure of the operating performance of the Company's shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).
The Company computes NOI based on the Operating Partnership's pro rata share of both consolidated and unconsolidated properties. The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company's common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.
Since NOI includes only those revenues and expenses related to the operations of the Company's shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company's results of operations. The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another. A reconciliation of same-center NOI to net income is located at the end of this earnings release.
Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's condensed consolidated balance sheet is located at the end of this earnings release.
Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three and Six Months Ended June 30, 2019
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
REVENUES (1):
Rental revenues	$185,393	$207,568	$376,373	$420,297
Management, development and leasing fees	2,586	2,643	5,109	5,364
Other	5,398	4,387	9,925	9,137
Total revenues	193,377	214,598	391,407	434,798

OPERATING EXPENSES:
Property operating	(26,532)	(29,527)	(55,512)	(62,353)
Depreciation and amortization	(64,478)	(73,566)	(134,270)	(145,316)
Real estate taxes	(19,148)	(20,456)	(39,067)	(42,304)
Maintenance and repairs	(11,298)	(12,059)	(24,074)	(25,238)
General and administrative	(14,427)	(13,490)	(36,434)	(31,794)
Loss on impairment	(41,608)	(51,983)	(66,433)	(70,044)
Litigation settlement	—	—	(88,150)	—
Other	(34)	(245)	(34)	(339)
Total operating expenses	(177,525)	(201,326)	(443,974)	(377,388)

OTHER INCOME (EXPENSES):
Interest and other income	356	218	845	431
Interest expense	(52,482)	(54,203)	(106,480)	(107,970)
Gain on extinguishment of debt	—	—	71,722	—
Gain on investments	—	387	—	387
Gain on sales of real estate assets	5,527	3,747	5,755	8,118
Income tax benefit (provision)	(813)	2,235	(952)	2,880
Equity in earnings of unconsolidated affiliates	1,872	4,368	5,180	8,107
Total other expenses	(45,540)	(43,248)	(23,930)	(88,047)
Net loss	(29,688)	(29,976)	(76,497)	(30,637)
Net loss attributable to noncontrolling interests in:
Operating Partnership	5,454	5,685	13,212	7,350
Other consolidated subsidiaries	57	494	132	393
Net loss attributable to the Company	(24,177)	(23,797)	(63,153)	(22,894)
Preferred dividends	(11,223)	(11,223)	(22,446)	(22,446)
Net loss attributable to common shareholders	$(35,400)	$(35,020)	$(85,599)	$(45,340)

Basic and diluted per share data attributable to common shareholders:
Net loss attributable to common shareholders	$(0.20)	$(0.20)	$(0.49)	$(0.26)
Weighted-average common and potential dilutive common shares outstanding	173,473	172,662	173,363	172,304

(1) See "Adoption of Lease Accounting Standard" on page 6 for further information on the presentation of rental revenues in accordance with the new standard adopted effective January 1, 2019.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Six Months Ended June 30, 2019

The Company's reconciliation of net loss attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net loss attributable to common shareholders	$(35,400)	$(35,020)	$(85,599)	$(45,340)
Noncontrolling interest in loss of Operating Partnership	(5,454)	(5,685)	(13,212)	(7,350)
Depreciation and amortization expense of:
Consolidated properties	64,478	73,566	134,270	145,316
Unconsolidated affiliates	11,462	10,338	22,128	20,739
Non-real estate assets	(902)	(917)	(1,799)	(1,838)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,648)	(2,122)	(4,805)	(4,288)
Loss on impairment	41,608	51,983	66,433	70,044
Gain on depreciable property, net of taxes	(4,599)	—	(4,841)	(2,236)
FFO allocable to Operating Partnership common unitholders	68,545	92,143	112,575	175,047
Litigation settlement, net of taxes (1)	—	—	87,667	—
Gain on investments, net of taxes (2)	—	(287)	—	(287)
Non-cash default interest expense (3)	—	916	542	1,832
Gain on extinguishment of debt (4)	—	—	(71,722)	—
FFO allocable to Operating Partnership common unitholders, as adjusted	$68,545	$92,772	$129,062	$176,592

FFO per diluted share	$0.34	$0.46	$0.56	$0.88

FFO, as adjusted, per diluted share	$0.34	$0.46	$0.64	$0.88

Weighted-average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	200,231	199,767	200,122	199,731

(1) The six months ended June 30, 2019 is comprised of the accrued maximum expense related to the proposed settlement of a class action lawsuit.
(2) The three months and six months ended June 30, 2018 includes a gain on investment related to the land contributed by the Company to the Self Storage at Mid Rivers 50/50 joint venture.
(3) The six months ended June 30, 2019 includes default interest expense related to Acadiana Mall and Cary Towne Center. The three months and six months ended June 30, 2018 includes default interest expense related to Acadiana Mall.

(4) The six months ended June 30, 2019 includes a gain on extinguishment of debt related to the non-recourse loan secured by Acadiana Mall, which was conveyed to the lender in the first quarter of 2019, and a gain on extinguishment of debt related to the non-recourse loan secured by Cary Towne Center, which was sold in the first quarter of 2019.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Six Months Ended June 30, 2019

The reconciliation of diluted EPS to FFO per diluted share is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Diluted EPS attributable to common shareholders	$(0.20)	$(0.20)	$(0.49)	$(0.26)
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	0.36	0.40	0.75	0.80
Loss on impairment	0.20	0.26	0.32	0.35
Gain on depreciable property, net of taxes	(0.02)	—	(0.02)	(0.01)
FFO per diluted share	$0.34	$0.46	$0.56	$0.88

The reconciliations of FFO allocable to Operating Partnership common unitholders to FFO allocable to common shareholders, including and excluding the adjustments noted above, are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
FFO allocable to Operating Partnership common unitholders	$68,545	$92,143	$112,575	$175,047
Percentage allocable to common shareholders (1)	86.64%	86.43%	86.63%	86.27%
FFO allocable to common shareholders	$59,387	$79,639	$97,524	$151,013

FFO allocable to Operating Partnership common unitholders, as adjusted	$68,545	$92,772	$129,062	$176,592
Percentage allocable to common shareholders (1)	86.64%	86.43%	86.63%	86.27%
FFO allocable to common shareholders, as adjusted	$59,387	$80,183	$111,806	$152,346

(1) Represents the weighted-average number of common shares outstanding for the period divided by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 14.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Six Months Ended June 30, 2019

SUPPLEMENTAL FFO INFORMATION:
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Lease termination fees	$1,073	$2,744	$2,090	$9,005
Lease termination fees per share	$0.01	$0.01	$0.01	$0.05

Straight-line rental income	$717	$(725)	$954	$(4,358)
Straight-line rental income per share	$—	$—	$—	$(0.02)

Gains on outparcel sales, net of taxes	$315	$4,338	$933	$6,485
Gains on outparcel sales per share, net of taxes per share	$—	$0.02	$—	$0.03

Net amortization of acquired above- and below-market leases	$691	$1,387	$1,499	$2,192
Net amortization of acquired above- and below-market leases per share	$—	$0.01	$0.01	$0.01

Net amortization of debt premiums and discounts	$325	$306	$649	$413
Net amortization of debt premiums and discounts per share	$—	$—	$—	$—

Income tax benefit (provision)	$(813)	$2,235	$(952)	$2,880
Income tax benefit (provision) per share	$—	$0.01	$—	$0.01

Gain on extinguishment of debt	$—	$—	$71,722	$—
Gain on extinguishment of debt per share	$—	$—	$0.36	$—

Gain on investments, net of taxes	$—	$287	$—	$287
Gain on investments, net of taxes per share	$—	$—	$—	$—

Non-cash default interest expense	$—	$(916)	$(542)	$(1,832)
Non-cash default interest expense per share	$—	$—	$—	$(0.01)

Abandoned projects expense	$(34)	$(245)	$(34)	$(339)
Abandoned projects expense per share	$—	$—	$—	$—

Interest capitalized	$619	$951	$1,182	$1,538
Interest capitalized per share	$—	$—	$0.01	$0.01

Litigation settlement, net of taxes	$—	$—	$(87,667)	$—
Litigation settlement, net of taxes per share	$—	$—	$(0.44)	$—

	As of June 30,
	2019	2018
Straight-line rent receivable	$54,494	$57,402

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Six Months Ended June 30, 2019

Same-center Net Operating Income
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net loss	$(29,688)	$(29,976)	$(76,497)	$(30,637)

Adjustments:
Depreciation and amortization	64,478	73,566	134,270	145,316
Depreciation and amortization from unconsolidated affiliates	11,462	10,338	22,128	20,739
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,648)	(2,122)	(4,805)	(4,288)
Interest expense	52,482	54,203	106,480	107,970
Interest expense from unconsolidated affiliates	6,586	6,344	13,156	12,298
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,717)	(2,186)	(3,483)	(4,037)
Abandoned projects expense	34	245	34	339
Gain on sales of real estate assets	(5,527)	(3,747)	(5,755)	(8,118)
(Gain) loss on sales of real estate assets of unconsolidated affiliates	3	(592)	(627)	(592)
Gain on investment	—	(387)	—	(387)
Gain on extinguishment of debt	—	—	(71,722)	—
Loss on impairment	41,608	51,983	66,433	70,044
Litigation settlement	—	—	88,150	—
Income tax (benefit) provision	813	(2,235)	952	(2,880)
Lease termination fees	(1,073)	(2,744)	(2,090)	(9,005)
Straight-line rent and above- and below-market lease amortization	(1,408)	(662)	(2,453)	2,166
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	57	494	132	393
General and administrative expenses	14,427	13,490	36,434	31,794
Management fees and non-property level revenues	(4,118)	(3,632)	(6,784)	(7,481)
Operating Partnership's share of property NOI	145,771	162,380	293,953	323,634
Non-comparable NOI	(2,799)	(10,714)	(8,583)	(22,205)
Total same-center NOI (1)	$142,972	$151,666	$285,370	$301,429
Total same-center NOI percentage change	(5.7)%		(5.3)%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Six Months Ended June 30, 2019

Same-center Net Operating Income
(Continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Malls	$127,790	$137,263	$255,364	$272,058
Associated centers	8,166	7,959	16,293	15,962
Community centers	5,778	5,409	11,261	10,804
Offices and other	1,238	1,035	2,452	2,605
Total same-center NOI (1)	$142,972	$151,666	$285,370	$301,429

Percentage Change:
Malls	(6.9)%		(6.1)%
Associated centers	2.6%		2.1%
Community centers	6.8%		4.2%
Offices and other	19.6%		(5.9)%
Total same-center NOI (1)	(5.7)%		(5.3)%

(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of June 30, 2019, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending June 30, 2019. New properties are excluded from same-center NOI, until they meet this criteria. Properties excluded from the same-center pool that would otherwise meet this criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2019 and 2018

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

	As of June 30, 2019
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$2,946,440	$938,989	$3,885,429	$(19,490)	$3,865,939
Noncontrolling interests' share of consolidated debt	(93,451)	—	(93,451)	747	(92,704)
Company's share of unconsolidated affiliates' debt	544,829	79,251	624,080	(2,360)	621,720
Company's share of consolidated and unconsolidated debt	$3,397,818	$1,018,240	$4,416,058	$(21,103)	$4,394,955
Weighted-average interest rate	5.10%	4.73%	5.01%

	As of June 30, 2018
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,099,680	$1,089,189	$4,188,869	$(16,516)	$4,172,353
Noncontrolling interests' share of consolidated debt	(76,413)	(5,387)	(81,800)	642	(81,158)
Company's share of unconsolidated affiliates' debt	555,880	82,180	638,060	(2,177)	635,883
Company's share of consolidated and unconsolidated debt	$3,579,147	$1,165,982	$4,745,129	$(18,051)	$4,727,078
Weighted-average interest rate	5.16%	3.57%	4.77%

Total Market Capitalization as of June 30, 2019
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and Operating Partnership units	200,230	$1.04	$208,239
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			834,489
Company's share of total debt, excluding unamortized deferred financing costs			4,416,058
Total market capitalization			$5,250,547

(1)
Stock price for common stock and Operating Partnership units equals the closing price of the common stock on June 28, 2019. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	Basic	Diluted	Basic	Diluted
2019:
Weighted-average shares - EPS	173,473	173,473	173,363	173,363
Weighted-average Operating Partnership units	26,758	26,758	26,759	26,759
Weighted-average shares - FFO	200,231	200,231	200,122	200,122

2018:
Weighted-average shares - EPS	172,662	172,662	172,304	172,304
Weighted-average Operating Partnership units	27,105	27,105	27,427	27,427
Weighted-average shares - FFO	199,767	199,767	199,731	199,731

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2019
Consolidated Balance Sheets (Unaudited; in thousands, except share data)

	As of
	June 30, 2019	December 31, 2018
ASSETS
Real estate assets:
Land	$756,946	$793,944
Buildings and improvements	6,153,444	6,414,886
	6,910,390	7,208,830
Accumulated depreciation	(2,477,552)	(2,493,082)
	4,432,838	4,715,748
Held for sale	44,574	30,971
Developments in progress	47,666	38,807
Net investment in real estate assets	4,525,078	4,785,526
Cash and cash equivalents	20,483	25,138
Receivables:
Tenant, net of allowance for doubtful accounts of $2,337 in 2018	72,485	77,788
Other, net of allowance for doubtful accounts of $838 in 2018	8,450	7,511
Mortgage and other notes receivable	6,326	7,672
Investments in unconsolidated affiliates	270,860	283,553
Intangible lease assets and other assets	144,458	153,665
	$5,048,140	$5,340,853

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness, net	$3,865,939	$4,043,180
Accounts payable and accrued liabilities	260,265	218,217
Liabilities related to assets held for sale	663	43,716
Total liabilities	4,126,867	4,305,113
Commitments and contingencies
Redeemable noncontrolling interests	2,687	3,575
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 173,471,893 and 172,656,458 issued and outstanding in 2019 and 2018, respectively	1,735	1,727
Additional paid-in capital	1,966,549	1,968,280
Dividends in excess of cumulative earnings	(1,104,504)	(1,005,895)
Total shareholders' equity	863,805	964,137
Noncontrolling interests	54,781	68,028
Total equity	918,586	1,032,165
	$5,048,140	$5,340,853

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2019
Condensed Combined Financial Statements - Unconsolidated Affiliates
(Unaudited; in thousands)

	As of
	June 30, 2019	December 31, 2018
ASSETS:
Investment in real estate assets	$2,103,300	$2,097,088
Accumulated depreciation	(701,616)	(674,275)
	1,401,684	1,422,813
Developments in progress	23,431	12,569
Net investment in real estate assets	1,425,115	1,435,382
Other assets	172,545	188,521
Total assets	$1,597,660	$1,623,903

LIABILITIES:
Mortgage and other indebtedness, net	$1,315,885	$1,319,949
Other liabilities	37,152	39,777
Total liabilities	1,353,037	1,359,726

OWNERS' EQUITY:
The Company	179,120	191,050
Other investors	65,503	73,127
Total owners' equity	244,623	264,177
Total liabilities and owners’ equity	$1,597,660	$1,623,903

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Total revenues	$54,230	$55,083	$110,097	$112,264
Depreciation and amortization	(20,869)	(19,525)	(40,226)	(39,312)
Operating expenses	(16,118)	(16,831)	(33,039)	(36,811)
Income from operations	17,243	18,727	36,832	36,141
Interest and other income	348	351	699	704
Interest expense	(14,594)	(13,019)	(29,158)	(25,477)
Gain (loss) on sales of real estate assets	(4)	1,183	630	1,183
Net income	$2,993	$7,242	$9,003	$12,551

	Company's Share for the Three Months Ended June 30,		Company's Share for the Six Months Ended June 30,
	2019	2018	2019	2018
Total revenues	$27,335	$28,520	$55,208	$58,141
Depreciation and amortization	(11,462)	(10,338)	(22,128)	(20,739)
Operating expenses	(7,653)	(8,302)	(15,854)	(18,072)
Income from operations	8,220	9,880	17,226	19,330
Interest and other income	241	240	483	483
Interest expense	(6,586)	(6,344)	(13,156)	(12,298)
Gain (loss) on sales of real estate assets	(3)	592	627	592
Net income	$1,872	$4,368	$5,180	$8,107

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Six Months Ended June 30, 2019

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates.  The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, and the Company's share of abandoned projects expense, gain or loss on extinguishment of debt and litigation settlement, net of taxes.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt.  Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties.  EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies.  This non-GAAP measure should not be considered as an alternative to net income, cash from operating activities or any other measure calculated in accordance with GAAP.  Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense
(Dollars in thousands)

Three Months Ended June 30,	Six Months Ended June 30,
2019	2018	2019	2018
Net loss	$(29,688)	$(29,976)	$(76,497)	$(30,637)
Depreciation and amortization	64,478	73,566	134,270	145,316
Depreciation and amortization from unconsolidated affiliates	11,462	10,338	22,128	20,739
Interest expense	52,482	54,203	106,480	107,970
Interest expense from unconsolidated affiliates	6,586	6,344	13,156	12,298
Income taxes	1,197	(1,885)	1,444	(2,455)
Loss on impairment	41,608	51,983	66,433	70,044
Gain on depreciable property	(5,096)	—	(5,338)	(2,236)
Gain on investments	—	(387)	—	(387)
EBITDAre (1)	143,029	164,186	262,076	320,652
Gain on extinguishment of debt	—	—	(71,722)	—
Litigation settlement	—	—	88,150	—
Abandoned projects	34	245	34	339
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	57	494	132	393
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,648)	(2,122)	(4,805)	(4,288)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,717)	(2,186)	(3,483)	(4,037)
Company's share of Adjusted EBITDAre	$138,755	$160,617	$270,382	$313,059
(1) Includes $429 and $4,339 for the three months ended June 30, 2019 and 2018, respectively, and $1,044 and $6,474 for the six months ended June 30, 2019 and 2018, respectively, related to sales of non-depreciable real estate assets.

Interest Expense:
Interest expense	$52,482	$54,203	$106,480	$107,970
Interest expense from unconsolidated affiliates	6,586	6,344	13,156	12,298
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,717)	(2,186)	(3,483)	(4,037)
Company's share of interest expense	$57,351	$58,361	$116,153	$116,231

Ratio of Adjusted EBITDAre to Interest Expense	2.4	x	2.8	x	2.3	x	2.7	x

Reconciliation of Adjusted EBITDAre to Cash Flows Provided By Operating Activities (In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Company's share of Adjusted EBITDAre	$138,755	$160,617	$270,382	$313,059
Interest expense	(52,482)	(54,203)	(106,480)	(107,970)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,717	2,186	3,483	4,037
Income taxes	(1,197)	1,885	(1,444)	2,455
Net amortization of deferred financing costs, debt premiums and discounts	2,002	1,884	4,306	3,593
Net amortization of intangible lease assets and liabilities	(520)	(961)	(1,071)	(1,436)
Depreciation and interest expense from unconsolidated affiliates	(18,048)	(16,682)	(35,284)	(33,037)
Litigation settlement	—	—	(88,150)	—
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	2,648	2,122	4,805	4,288
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	(57)	(494)	(132)	(393)
Gain on outparcel sales	(431)	(3,747)	(417)	(5,882)
(Gain) loss on insurance proceeds	269	—	(421)	—
Equity in earnings of unconsolidated affiliates	(1,872)	(4,368)	(5,180)	(8,107)
Distributions of earnings from unconsolidated affiliates	5,649	5,658	11,320	9,669
Share-based compensation expense	895	1,084	2,938	3,398
Change in estimate of uncollectable rental revenues	152	745	1,692	2,786
Change in deferred tax assets	27	(1,364)	90	(1,993)
Changes in operating assets and liabilities	(6,963)	(12,707)	65,595	(4,585)
Cash flows provided by operating activities	$70,544	$81,655	$126,032	$179,882

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Six Months Ended June 30, 2019

Components of Consolidated Rental Revenues

The Company adopted Accounting Standards Codification (“ASC”) 842, Leases, effective January 1, 2019, which resulted in the Company revising the presentation of rental revenues in its consolidated statements of operations. In the past, certain components of rental revenues were shown separately in the consolidated statement of operations. Upon the adoption of ASC 842, these amounts have been combined into a single line item. As a result of the adoption of ASC 842, the Company believes that the following presentation is useful to users of the Company’s consolidated financial statements as it depicts how amounts reported in the Company’s historical financial statements prior to the adoption of ASC 842 are reflected in the current presentation in accordance with ASC 842.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Minimum rents	$132,155	$148,488	$269,713	$298,849
Percentage rents	3,082	2,138	5,324	4,181
Other rents	2,518	2,496	4,526	4,551
Tenant reimbursements	47,790	54,446	98,502	112,716
Estimate of uncollectable amounts (1)	(152)	—	(1,692)	—
Total rental revenues	$185,393	$207,568	$376,373	$420,297

(1)
Prior to the adoption of ASC 842, uncollectable amounts were recorded as bad debt expense, which was included in property operating expense, and was $745 and $2,786 for the three and six months ended June 30, 2018, respectively.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2019

Schedule of Mortgage and Other Indebtedness
(Dollars in thousands )

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
							Fixed	Variable
Operating Properties:
Greenbrier Mall	Chesapeake, VA		Dec-19		5.41%	$66,301	$66,301	$—
Hickory Point Mall	Forsyth, IL		Dec-19		5.85%	27,446	27,446	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Dec-19		4.94%	4,509	—	4,509
The Terrace	Chattanooga, TN		Jun-20		7.25%	12,136	12,136	—
Burnsville Center	Burnsville, MN		Jul-20		6.00%	66,108	66,108	—
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Jul-20		4.94%	9,362	—	9,362
Parkway Place	Huntsville, AL		Jul-20		6.50%	33,898	33,898	—
Valley View Mall	Roanoke, VA		Jul-20		6.50%	52,460	52,460	—
Parkdale Mall & Crossing	Beaumont, TX		Mar-21		5.85%	77,205	77,205	—
EastGate Mall	Cincinnati, OH		Apr-21		5.83%	33,234	33,234	—
Hamilton Crossing & Expansion	Chattanooga, TN		Apr-21		5.99%	8,674	8,674	—
Park Plaza Mall	Little Rock, AR		Apr-21		5.28%	79,831	79,831	—
Fayette Mall	Lexington, KY		May-21		5.42%	149,597	149,597	—
The Outlet Shoppes at Laredo	Laredo, TX		May-21		5.09%	42,850	—	42,850
Alamance Crossing - East	Burlington, NC		Jul-21		5.83%	45,004	45,004	—
Asheville Mall	Asheville, NC		Sep-21		5.80%	65,004	65,004	—
Cross Creek Mall	Fayetteville, NC		Jan-22		4.54%	113,427	113,427	—
Northwoods Mall	North Charleston, SC		Apr-22		5.08%	64,487	64,487	—
Arbor Place	Atlanta (Douglasville), GA		May-22		5.10%	108,037	108,037	—
CBL Center	Chattanooga, TN		Jun-22		5.00%	17,395	17,395	—
Jefferson Mall	Louisville, KY		Jun-22		4.75%	62,666	62,666	—
Southpark Mall	Colonial Heights, VA		Jun-22		4.85%	59,103	59,103	—
WestGate Mall	Spartanburg, SC		Jul-22		4.99%	33,348	33,348	—
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	72,472	72,472	—
Volusia Mall	Daytona Beach, FL		May-24		4.56%	49,806	49,806	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	70,951	70,951	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA		Oct-25		4.80%	37,455	37,455	—
Hamilton Place	Chattanooga, TN		Jun-26		4.36%	101,453	101,453	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	74,282	74,282	—
Total Loans On Operating Properties						1,638,501	1,581,780	56,721
Weighted-average interest rate						5.20%	5.21%	5.05%

Construction Loan:
Brookfield Square Anchor Redevelopment	Brookfield, WI		Oct-21	Oct-22	5.33%	16,684	—	16,684

Operating Partnership Debt:
Secured credit facility:
$685,000 capacity			Jul-23		4.69%	383,084	—	383,084

Secured term loan:			Jul-23		4.69%	482,500	—	482,500

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable

Senior unsecured notes:
Senior unsecured 5.25% notes			Dec-23		5.25%	450,000		450,000	—
Senior unsecured 5.25% notes (discount)			Dec-23		5.25%	(2,344)		(2,344)	—
Senior unsecured 4.60% notes			Oct-24		4.60%	300,000		300,000	—
Senior unsecured 4.60% notes (discount)			Oct-24		4.60%	(44)		(44)	—
Senior unsecured 5.95% notes			Dec-26		5.95%	625,000		625,000	—
Senior unsecured 5.95% notes (discount)			Dec-26		5.95%	(7,952)		(7,952)	—
	SUBTOTAL					1,364,660		1,364,660	—

Total Consolidated Debt						$3,885,429	(1)	$2,946,440	$938,989
Weighted-average interest rate						5.17%		5.31%	4.72%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Triangle Town Center	Raleigh, NC		Dec-18		4.00%	$13,900	(2)	$13,900	$—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Aug-20		3.74%	10,050	(3)	10,050	—
Shoppes at Eagle Point Cookeville	Cookeville, TN		Oct-20	Oct-22	5.18%	17,594		—	17,594
Hammock Landing - Phase I	West Melbourne, FL		Feb-21	Feb-23	4.69%	20,099		—	20,099
Hammock Landing - Phase II	West Melbourne, FL		Feb-21	Feb-23	4.69%	7,914		—	7,914
The Pavilion at Port Orange	Port Orange, FL		Feb-21	Feb-23	4.69%	27,314		—	27,314
York Town Center	York, PA		Feb-22		4.90%	15,657		15,657	—
York Town Center - Pier 1	York, PA		Feb-22		5.18%	613		—	613
Eastgate Mall - Self-Storage Development	Cincinnati, OH		Dec-22		5.19%	3,000		—	3,000
West County Center	St. Louis, MO		Dec-22		3.40%	88,391		88,391	—
Friendly Shopping Center	Greensboro, NC		Apr-23		3.48%	46,832		46,832	—
Mid Rivers Self Storage	St. Peters, MO		Apr-23		5.19%	2,717		—	2,717
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	30,000		30,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	28,762	(4)	28,762	—
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	54,643		54,643	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	2,637		2,637	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	133,874		133,874	—
Fremaux Town Center - Phase I	Slidell, LA		Jun-26		3.70%	43,861		43,861	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	76,222		76,222	—
	SUBTOTAL					624,080	(1)	544,829	79,251

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
Less Noncontrolling Interests' Share Of Consolidated Debt:
The Terrace	Chattanooga, TN	8%	Jun-20		7.25%	(971)		(971)	—
Hamilton Crossing & Expansion	Chattanooga, TN	8%	Apr-21		5.99%	(694)		(694)	—
CBL Center	Chattanooga, TN	8%	Jun-22		5.00%	(1,392)		(1,392)	—
The Outlet Shoppes at Atlanta	Woodstock, GA	25%	Nov-23		4.90%	(18,118)		(18,118)	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	35%	Dec-24		4.05%	(24,833)		(24,833)	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%	Oct-25		4.80%	(18,727)		(18,727)	—
Hamilton Place	Chattanooga, TN	10%	Jun-26		4.36%	(10,145)		(10,145)	—
The Outlet Shoppes at El Paso	El Paso, TX	25%	Oct-28		5.10%	(18,571)		(18,571)	—
						(93,451)		(93,451)	—

Company's Share Of Consolidated And Unconsolidated Debt						$4,416,058	(1)	$3,397,818	$1,018,240
Weighted-average interest rate						5.01%		5.10%	4.73%

Total Debt of Unconsolidated Affiliates:
Triangle Town Center	Raleigh, NC		Dec-18		4.00%	$139,000	(2)	$139,000	$—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Aug-20		3.74%	10,050	(3)	10,050	—
The Shoppes at Eagle Point	Cookeville, TN		Oct-20	Oct-22	5.18%	35,189		—	35,189
Hammock Landing - Phase I	West Melbourne, FL		Feb-21	Feb-23	4.69%	40,197		—	40,197
Hammock Landing - Phase II	West Melbourne, FL		Feb-21	Feb-23	4.69%	15,827		—	15,827
The Pavilion at Port Orange	Port Orange, FL		Feb-21	Feb-23	4.69%	54,629		—	54,629
York Town Center	York, PA		Feb-22		4.90%	31,314		31,314	—
York Town Center - Pier 1	York, PA		Feb-22		5.18%	1,226		—	1,226
EastGate Mall - Self-Storage Development	Cincinnati, OH		Dec-22		5.19%	6,000		—	6,000
West County Center	St. Louis, MO		Dec-22		3.40%	176,782		176,782	—
Friendly Shopping Center	Greensboro, NC		Apr-23		3.48%	93,665		93,665	—
Mid Rivers Mall - Self-Storage Development	St. Peters, MO		Apr-23		5.19%	5,434		—	5,434
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	60,000		60,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	44,249	(4)	44,249	—
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	109,285		109,285	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	5,273		5,273	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	267,748		267,748	—
Fremaux Town Center - Phase I	Slidell, LA		Jun-26		3.70%	67,479		67,479	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	152,445		152,445	—
						$1,315,792		$1,157,290	$158,502
Weighted-average interest rate						4.03%		3.92%	4.84%

(1)	See page 14 for unamortized deferred financing costs.

(2)	The non-recourse loan matured in the fourth quarter of 2018 and was in default until the foreclosure was completed in July 2019.

(3)
The joint venture has an interest rate swap on a notional amount of $10,050, amortizing to $9,360 over the term of the swap, related to Ambassador Town Center Infrastructure Improvements to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

(4)
The joint venture has an interest rate swap on a notional amount of $44,249, amortizing to $38,866 over the term of the swap, related to Ambassador Town Center to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2019

Schedule of Maturities of Mortgage and Other Indebtedness
(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt		Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2018	$—	$13,900	(1)	$—	$13,900	0.31%	4.00%
2019	98,256	—		—	98,256	2.23%	5.51%
2020	173,964	10,050		(971)	183,043	4.14%	6.13%
2021	501,399	—		(694)	500,705	11.34%	5.56%
2022	475,147	125,255		(1,392)	599,010	13.56%	4.67%
2023	1,388,056	163,638		(18,118)	1,533,576	34.73%	4.77%
2024	420,757	57,280		(24,833)	453,204	10.26%	4.47%
2025	37,455	133,874		(18,727)	152,602	3.46%	4.07%
2026	726,453	43,861		(10,145)	760,169	17.21%	5.63%
2028	74,282	76,222		(18,571)	131,933	2.99%	4.95%
Face Amount of Debt	3,895,769	624,080		(93,451)	4,426,398	100.23%	5.01%
Discounts	(10,340)	—			(10,340)	(0.23)%	—%
Total	$3,885,429	$624,080		$(93,451)	$4,416,058	100.00%	5.01%

Based on Original Maturity Dates:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt		Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2018	$—	$13,900	(1)	$—	$13,900	0.31%	4.00%
2019	98,256	—		—	98,256	2.23%	5.51%
2020	173,964	27,644		(971)	200,637	4.54%	6.05%
2021	518,083	55,327		(694)	572,716	12.97%	5.47%
2022	458,463	107,661		(1,392)	564,732	12.79%	4.64%
2023	1,388,056	108,311		(18,118)	1,478,249	33.47%	4.77%
2024	420,757	57,280		(24,833)	453,204	10.26%	4.47%
2025	37,455	133,874		(18,727)	152,602	3.46%	4.07%
2026	726,453	43,861		(10,145)	760,169	17.21%	5.63%
2028	74,282	76,222		(18,571)	131,933	2.99%	4.95%
Face Amount of Debt	3,895,769	624,080		(93,451)	4,426,398	100.23%	5.01%
Discounts	(10,340)	—			(10,340)	(0.23)%	—%
Total	$3,885,429	$624,080		$(93,451)	$4,416,058	100.00%	5.01%

(1)	Represents a non-recourse loan that matured in the fourth quarter of 2018 and was in default until the foreclosure was completed in July 2019.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2019

Debt Covenant Compliance Ratios (1)	Required		Actual
Total debt to total assets	< 60%		52%
Secured debt to total assets	< 40%	(2)	34%
Total unencumbered assets to unsecured debt	> 150%		191%
Consolidated income available for debt service to annual debt service charge	> 1.5x		2.3	x

(1)	The debt covenant compliance ratios for the secured line of credit, the secured term loan and the senior unsecured notes are defined and computed on the same basis.

(2)
Secured debt to total assets must be less than 40% for the 2026 Notes. Secured debt to total assets must be less than 45% for the 2023 Notes and the 2024 Notes until January 1, 2020, after which the required ratio will be reduced to 40%.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2019

Unencumbered Consolidated Portfolio Statistics

	Sales Per Square Foot for the Twelve Months Ended (1) (2)		Occupancy (2)		% of Consolidated Unencumbered NOI for the Six Months Ended 6/30/19 (3)
	6/30/19	6/30/18	6/30/19	6/30/18
Unencumbered consolidated properties:
Tier 1 Malls	N/A	N/A	N/A	N/A	6.9%	(4)
Tier 2 Malls	$336	$340	83.4%	84.7%	43.7%
Tier 3 Malls	277	284	86.3%	87.5%	26.6%
Total Malls	$311	$316	84.7%	85.9%	77.2%

Total Associated Centers	N/A	N/A	96.2%	97.4%	15.2%

Total Community Centers	N/A	N/A	99.6%	98.8%	6.8%

Total Office Buildings and Other	N/A	N/A	94.9%	84.0%	0.8%

Total Unencumbered Consolidated Portfolio	$311	$316	89.5%	90.3%	100.0%

(1)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(2)	Operating metrics are included for unencumbered consolidated operating properties and do not include sales or occupancy of unencumbered parcels.

(3)	Our consolidated unencumbered properties generated approximately 26.8% of total consolidated NOI of $259,352,560 (which excludes NOI related to dispositions) for the six months ended June 30, 2019.

(4)	NOI is derived from unencumbered portions of Tier One properties, including outparcels, anchors and former anchors that have been redeveloped, that are otherwise secured by a loan.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2019

Mall Portfolio Statistics

TIER 1 Sales ≥ $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/2019 (3)
			6/30/19	6/30/18	6/30/19	6/30/18
Coastal Grand	Myrtle Beach, SC	1,036,898
CoolSprings Galleria	Nashville, TN	1,165,840
Cross Creek Mall	Fayetteville, NC	983,591
Fayette Mall	Lexington, KY	1,159,043
Friendly Center and The Shops at Friendly	Greensboro, NC	1,367,457
Hamilton Place	Chattanooga, TN	1,160,748
Hanes Mall	Winston-Salem, NC	1,435,259
Jefferson Mall	Louisville, KY	783,639
Mall del Norte	Laredo, TX	1,214,190
Northwoods Mall	North Charleston, SC	748,269
Oak Park Mall	Overland Park, KS	1,518,229
The Outlet Shoppes at Atlanta	Woodstock, GA	404,906
The Outlet Shoppes at El Paso	El Paso, TX	433,046
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	428,060
Richland Mall	Waco, TX	693,450
Southpark Mall	Colonial Heights, VA	676,800
Sunrise Mall	Brownsville, TX	802,906
West County Center	Des Peres, MO	1,196,796
Total Tier 1 Malls		17,209,127	$463	$449	92.7%	93.2%	41.0%

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/2019 (3)
			6/30/19	6/30/18	6/30/19	6/30/18
Arbor Place	Atlanta (Douglasville), GA	1,161,914
Asheville Mall	Asheville, NC	974,367
Dakota Square Mall	Minot, ND	764,671
East Towne Mall	Madison, WI	801,248
EastGate Mall	Cincinnati, OH	837,550
Frontier Mall	Cheyenne, WY	520,276
Governor's Square	Clarksville, TN	689,563
Harford Mall	Bel Air, MD	505,559
Imperial Valley Mall	El Centro, CA	761,958
Kirkwood Mall	Bismarck, ND	815,442
Laurel Park Place	Livonia, MI	496,877
Layton Hills Mall	Layton, UT	482,156
Mayfaire Town Center	Wilmington, NC	650,747
Northgate Mall	Chattanooga, TN	660,786
Northpark Mall	Joplin, MO	895,890
Old Hickory Mall	Jackson, TN	538,934
The Outlet Shoppes at Laredo (4)	Laredo, TX	358,122
Park Plaza	Little Rock, AR	543,038

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2019

Mall Portfolio Statistics (continued)

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/2019 (3)
			6/30/19	6/30/18	6/30/19	6/30/18
Parkdale Mall	Beaumont, TX	1,087,380
Parkway Place	Huntsville, AL	647,802
Pearland Town Center	Pearland, TX	663,773
Post Oak Mall	College Station, TX	788,105
South County Center	St. Louis, MO	1,028,473
Southaven Towne Center	Southaven, MS	642,552
St. Clair Square	Fairview Heights, IL	1,068,998
Turtle Creek Mall	Hattiesburg, MS	845,571
Valley View Mall	Roanoke, VA	863,443
Volusia Mall	Daytona Beach, FL	1,055,061
West Towne Mall	Madison, WI	829,715
WestGate Mall	Spartanburg, SC	950,777
Westmoreland Mall	Greensburg, PA	973,344
York Galleria	York, PA	748,868
Total Tier 2 Malls		24,652,960	$344	$348	86.1%	88.0%	44.1%

TIER 3 Sales < $300 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/2019 (3)
			6/30/19	6/30/18	6/30/19	6/30/18
Alamance Crossing	Burlington, NC	904,704
Brookfield Square	Brookfield, WI	860,192
Burnsville Center	Burnsville, MN	1,045,836
CherryVale Mall	Rockford, IL	844,233
Eastland Mall	Bloomington, IL	732,647
Kentucky Oaks Mall	Paducah, KY	727,316
Meridian Mall	Lansing, MI	943,994
Mid Rivers Mall	St. Peters, MO	1,034,302
Monroeville Mall	Pittsburgh, PA	984,057
The Outlet Shoppes at Gettysburg	Gettysburg, PA	249,937
Stroud Mall	Stroudsburg, PA	414,921
Total Tier 3 Malls		8,742,139	$273	$281	83.9%	85.1%	12.9%

Total Mall Portfolio		50,604,226	$381	$378	88.1%	89.2%	98.0%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2019

Mall Portfolio Statistics (continued)

Excluded Malls (5)
Property	Category	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Six Months Ended 6/30/2019 (3)
				6/30/19	6/30/18	6/30/19	6/30/18
Lender Malls:
Greenbrier Mall	Lender	Chesapeake, VA	897,036
Hickory Point Mall	Lender	Forsyth, IL	727,848
Triangle Town Center (6)	Lender	Raleigh, NC	1,255,263
Total Excluded Malls			2,880,147	N/A	N/A	N/A	N/A	2.0%

(1)	Total Center Square Footage includes square footage of shops, owned and leased adjacent junior anchors and anchor locations and leased freestanding locations immediately adjacent to the center.

(2)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(3)	Based on total mall NOI of $260,863,120 for the malls listed in the table above for the six months ended June 30, 2019.

(4)	The Outlet Shoppes at Laredo is a non-stabilized mall and is excluded from Sales Per Square Foot.

(5)
Excluded Malls represent Lender Malls, for which operational metrics are excluded, and are malls which we are working or intend to work with the lender on the terms of the loan secured by the related property, or after attempting a restructure, we have determined that the property no longer meets our criteria for long-term investment.

(6)	Triangle Town Center completed foreclosure in July 2019.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2019

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average
Quarter:
All Property Types (1)	413,879	$36.40	$34.65	(4.8)%	$35.19	(3.3)%
Stabilized malls	384,947	36.77	34.84	(5.2)%	35.38	(3.8)%
New leases	46,105	44.49	41.95	(5.7)%	43.88	(1.4)%
Renewal leases	338,842	35.72	33.87	(5.2)%	34.23	(4.2)%

Year-to-Date:
All Property Types (1)	982,593	$37.84	$34.59	(8.6)%	$35.18	(7.0)%
Stabilized malls	881,945	38.82	35.47	(8.6)%	36.07	(7.1)%
New leases	93,845	50.08	49.95	(0.3)%	52.39	4.6%
Renewal leases	788,100	37.48	33.75	(10.0)%	34.12	(9.0)%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:

	Square Feet		As of June 30,
Quarter:			2019	2018
Operating portfolio:		Same-center stabilized malls	$32.48	$32.85
New leases	256,648	Stabilized malls	32.48	32.64
Renewal leases	461,251	Non-stabilized malls (4)	24.65	25.71
Development portfolio:		Associated centers	13.85	13.74
New leases	54,702	Community centers	16.65	16.15
Total leased	772,601	Office buildings	17.94	18.64

Year-to-Date:
Operating Portfolio:
New leases	528,461
Renewal leases	1,153,378
Development Portfolio:
New leases	204,439
Total leased	1,886,278

(1)	Includes stabilized malls, associated centers, community centers and other.

(2)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.

(3)
Average annual base rents per square foot are based on contractual rents in effect as of June 30, 2019, including the impact of any rent concessions. Average base rents for associated centers, community centers and office buildings include all leased space, regardless of size.

(4)	Includes The Outlet Shoppes at Laredo as of June 30, 2019 and June 30, 2018.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2019

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet
For the Six Months Ended June 30, 2019 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2019:
New	74	154,606	7.25	$46.50	$48.96	$46.76	$(0.26)	(0.6)%	$2.20	4.7%
Renewal	426	1,380,899	2.67	30.08	30.31	34.43	(4.35)	(12.6)%	(4.12)	(12.0)%
Commencement 2019 Total	500	1,535,505	3.35	31.74	32.19	35.67	(3.93)	(11.0)%	(3.48)	(9.8)%

Commencement 2020:
New	3	4,651	6.33	85.71	90.94	85.20	0.51	0.6%	5.74	6.7%
Renewal	49	136,656	3.71	41.03	41.93	40.34	0.69	1.7%	1.59	3.9%
Commencement 2020 Total	52	141,307	3.86	42.50	43.54	41.81	0.69	1.7%	1.73	4.1%

Total 2019/2020	552	1,676,812	3.40	$32.64	$33.14	$36.19	$(3.55)	(9.8)%	$(3.05)	(8.4)%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2019

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Annualized Revenues (1)
1	L Brands, Inc. (2)	132	788,684	4.30%
2	Signet Jewelers Limited (3)	160	231,257	2.79%
3	Foot Locker, Inc.	111	516,722	2.79%
4	AE Outfitters Retail Company	63	411,948	2.18%
5	Dick's Sporting Goods, Inc. (4)	27	1,512,844	1.76%
6	Ascena Retail Group, Inc. (5)	127	642,984	1.66%
7	Genesco Inc. (6)	103	195,002	1.43%
8	H&M	44	936,438	1.41%
9	Luxottica Group, S.P.A. (7)	103	235,037	1.34%
10	The Gap, Inc.	55	655,708	1.31%
11	Express Fashions	40	331,347	1.27%
12	Finish Line, Inc.	45	233,489	1.19%
13	Forever 21 Retail, Inc.	19	406,116	1.11%
14	The Buckle, Inc.	43	223,308	1.11%
15	Abercrombie & Fitch, Co.	42	278,839	0.98%
16	JC Penney Company, Inc. (8)	47	5,688,433	0.97%
17	Shoe Show, Inc.	39	488,211	0.90%
18	Cinemark	9	467,190	0.89%
19	Barnes & Noble Inc.	19	579,660	0.81%
20	Hot Topic, Inc.	96	221,962	0.81%
21	The Children's Place Retail Stores, Inc.	42	185,199	0.78%
22	PSEB Group (9)	39	186,526	0.72%
23	Ulta	27	278,660	0.69%
24	Claire's Stores, Inc.	81	102,462	0.69%
25	GNC Live Well	61	85,855	0.67%
		1,574	15,883,881	34.56%

(1)	Includes the Company's proportionate share of revenues from unconsolidated affiliates based on the Company's ownership percentage in the respective joint venture and any other applicable terms.
(2)	L Brands, Inc. operates Bath & Body Works, PINK, Victoria's Secret and White Barn Candle.
(3)
Signet Jewelers Limited operates Belden Jewelers, Jared Jewelers, JB Robinson, Kay Jewelers, LeRoy's Jewelers, Marks & Morgan, Osterman's Jewelers, Peoples, Piercing Pagoda, Rogers Jewelers, Shaw's Jewelers, Ultra Diamonds and Zales.

(4)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Field & Stream and Golf Galaxy.
(5)
Ascena Retail Group, Inc. operates Ann Taylor, Catherines, Dressbarn, Justice, Lane Bryant, LOFT and Lou & Grey. During the second quarter of 2019, Ascena Retail Group closed on the sale of the Maurice's brand.

(6)
Genesco Inc. operates Clubhouse, Hat Shack, Hat Zone, Johnston & Murphy, Journey's, Shi by Journey's and Underground by Journeys. Genesco sold all Lids, Lids Locker Room and all Lids Sports Group stores in February 2019.

(7)	Luxottica Group, S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(8)	JC Penney Co., Inc. owns 29 of these stores.
(9)	PSEB Group operates Eddie Bauer and PacSun.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Six Months Ended June 30, 2019

Capital Expenditures
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Tenant allowances (1)	$8,796	$13,097	$11,050	$28,221

Renovations (2)	—	—	—	563

Deferred maintenance: (3)
Parking lot and parking lot lighting	126	321	214	665
Roof repairs and replacements	2,612	1,799	2,674	3,424
Other capital expenditures	5,898	3,902	9,484	9,780
Total deferred maintenance expenditures	8,636	6,022	12,372	13,869

Total capital expenditures	$17,432	$19,119	$23,422	$42,653

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
Renovation capital expenditures for remodelings and upgrades to enhance our competitive position in the market area. A portion of these expenditures covering items such as new floor coverings, painting, lighting and new seating areas are also recovered through tenant billings. The costs of other items such as new entrances, new ceilings and skylights are not recovered from tenants. We estimate that 30% of our renovation expenditures are recoverable from our tenants over a ten to fifteen year period.

(3)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period.

Deferred Leasing Costs Capitalized
(In thousands)

	2019	2018
Quarter ended:
March 31,	$565	$1,810
June 30,	444	636
September 30,		689
December 31,		983
	$1,009	$4,118

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2019

Properties Opened During the Six Months Ended June 30, 2019
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2019 Cost	Opening Date	Initial Unleveraged Yield
Other - Outparcel Development:
Mid Rivers Mall - CubeSmart Self- storage (3) (4)	St. Peters, MO	50%	93,540	$4,122	$3,646	$973	Jan-19	9.0%

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.
(3) Outparcel development adjacent to the mall.
(4) Yield is based on the expected yield of the stabilized project.
Redevelopments Completed During the Six Months Ended June 30, 2019
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2019 Cost	Opening Date	Initial Unleveraged Yield
Mall Redevelopments:
Dakota Square Mall - HomeGoods	Minot, ND	100%	28,406	$2,478	$2,292	$1,314	Apr-19	14.4%
East Towne Mall - Portillo's	Madison, WI	100%	9,000	2,956	2,487	71	Feb-19	8.0%
Friendly Center - O2 Fitness	Greensboro, NC	50%	27,048	2,285	1,694	287	Apr-19	10.3%
Hanes Mall - Dave & Buster's	Winston-Salem, NC	100%	44,922	5,932	2,289	144	May-19	11.0%
Northgate Mall - Sears Auto Center Redevelopment (Aubrey's/Panda Express)	Chattanooga, TN	100%	10,000	1,797	528	15	Feb-19	7.6%
Parkdale Mall - Macy's Redevelopment (Dick's Sporting Goods/Five Below/HomeGoods) (3)	Beaumont, TX	100%	86,136	20,899	17,618	11,139	May-19	6.4%
Volusia Mall - Sears Auto Center Redevelopment (Bonefish Grill/Metro Diner)	Daytona Beach, FL	100%	23,341	9,795	5,505	91	Apr-19	8.0%
Total Redevelopments Completed			228,853	$46,142	$32,413	$13,061

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.
(3) The return reflected represents a pro forma incremental return as Total Cost excludes the cost related to the acquisition of the Macy's building in 2017.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2019

Properties Under Development at June 30, 2019
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2019 Cost	Expected Opening Date	Initial Unleveraged Yield
Mall Redevelopments:
Brookfield Square - Sears Redevelopment (Whirlyball/Marcus Theaters) (3)	Brookfield, WI	100%	126,710	$26,627	$18,299	$5,128	Q3/Q4 '19	10.7%
CherryVale Mall - Sears Redevelopment (Tilt)	Rockford, IL	100%	114,118	3,508	1,540	1,540	Q2 '20	8.3%
Dakota Square Mall - Herberger's Redevelopment (Ross/Retail Shops/T-Mobile)	Minot, ND	100%	30,096	6,410	2,192	2,049	Q1 '20	7.2%
Hamilton Place - Sears Redevelopment (Cheesecake Factory/Dick's Sporting Goods/Dave & Buster's/Hotel/Office) (3)	Chattanooga, TN	90%	193,083	32,585	14,652	5,437	Q2/Q3 '20	7.6%
Laurel Park Place - Carson's Redevelopment (Dunham's Sports)	Livonia, MI	100%	45,000	3,886	546	525	Q4 '19	5.9%
Mall del Norte - Forever 21 Redevelopment (Main Event)	Laredo, TX	100%	81,242	10,514	2,910	2,865	Q3 '19/Q2 '20	9.3%
Total Properties Under Development			590,249	$83,530	$40,139	$17,544

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.
(3) The return reflected represents a pro forma incremental return as Total Cost excludes the cost related to the acquisition of the Sears (Brookfield Square and Hamilton Place) buildings in 2017.

Shadow Pipeline of Properties Under Development at June 30, 2019
(Dollars in thousands)

Property	Location	CBL Ownership Interest	Total Project Square Feet	CBL's Share of Estimated Total Cost (1)	Expected Opening Date	Initial Unleveraged Yield
Other - Outparcel Development:
Parkdale Mall - Self-storage (2)	Beaumont, TX	50%	68,000 - 70,000	$4,000 - $5,000	Q1 '20	10.0% - 11.0%

(1)	Total Cost is presented net of reimbursements to be received.

(2)	Yield is based on expected yield once project stabilizes.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2019

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans

TIER 1 Sales ≥ $375 per square foot
Property	Location	Sears Status as of June 30, 2019 (1)	Sears Redevelopment Plans	Bon-Ton Redevelopment Plans
Coastal Grand	Myrtle Beach, SC	Open (O)	Owned by Sears.
CoolSprings Galleria	Nashville, TN		Redeveloped in 2015.
Cross Creek Mall	Fayetteville, NC	Closed	Executed leases with entertainment user/restaurants. Construction expected to start in 2019.
Fayette Mall	Lexington, KY		Redeveloped in 2016.
Friendly Center and The Shops at Friendly	Greensboro, NC	Open (O)	Owned by Sears. Whole Foods sub-leases 1/3 of the box.
Hamilton Place	Chattanooga, TN	Under Construction	Cheesecake Factory Open. Under Construction with Aloft hotel, Dick's Sporting Goods and Dave & Busters.
Hanes Mall	Winston-Salem, NC	Closed 1/19	Owned by 3rd Party. Novant Health, Inc. purchased Sears and Sears TBA for future medical office.
Jefferson Mall	Louisville, KY	Closed 1/19	Purchased in Jan 2017 sale-leaseback for future redevelopment. Under negotiation/LOIs with restaurants/other users.
Mall del Norte	Laredo, TX	Open (O)	Owned by Sears.
Northwoods Mall	North Charleston, SC		Owned by Seritage. Redeveloped with Burlington.
Oak Park Mall	Overland Park, KS
Richland Mall	Waco, TX	Closed (O)	Sears sold location to Dillard's in 2018. Dillard's expected to open fall 2020.
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Southpark Mall	Colonial Heights, VA	Closed	Under negotiation with several prospects.
Sunrise Mall	Brownsville, TX	Open (O)	Owned by Sears.
West County Center	Des Peres, MO

TIER 2 Sales ≥ $300 to < $375 per square foot
Property	Location	Sears Status as of June 30, 2019 (1)	Sears Redevelopment Plans	Bon-Ton Redevelopment Plans
Arbor Place	Atlanta (Douglasville), GA	Open (O)	Owned by Sears.
Asheville Mall	Asheville, NC	Closed (O)	Owned by Seritage. Under negotiation/LOI with entertainment users.
Dakota Square Mall	Minot, ND	Closed	Under negotiation with several prospects.	Ross Dress For Less under construction.
East Towne Mall	Madison, WI	Open (O)	Owned by Sears.	Owned by Third Party. Under negotiation with non-retail use.
EastGate Mall	Cincinnati, OH	Open	Purchased in January 2017 sale-leaseback for future redevelopment. Under negotiation/LOIs with tenants.
Frontier Mall	Cheyenne, WY	Closed (O)	Owned by 3rd Party. Under negotiation with tenant.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2019

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans (continued)

TIER 2 Sales ≥ $300 to < $375 per square foot
Property	Location	Sears Status as of June 30, 2019 (1)	Sears Redevelopment Plans	Bon-Ton Redevelopment Plans
Governor's Square	Clarksville, TN	Closed	50/50 Joint Venture property. Under negotiation/LOIs with tenants.
Harford Mall	Bel Air, MD	Open	Interest from sporting goods/ entertainment/restaurants.
Imperial Valley Mall	El Centro, CA	Closed (O)	Owned by Seritage. Lease executed with Hobby Lobby.
Kirkwood Mall	Bismarck, ND			Leases out for signature with restaurants, jr. box.
Laurel Park Place	Livonia, MI			Dunham's Sports under construction. Q4 '19 opening.
Layton Hills Mall	Layton, UT
Mayfaire Town Center	Wilmington, NC
Northgate Mall	Chattanooga, TN	Closed (O)	Owned by Sears.
Northpark Mall	Joplin, MO	Open (O)	Building owned by Sears.
Old Hickory Mall	Jackson, TN	Closed	Potential box user.
The Outlet Shoppes at Laredo	Laredo, TX
Park Plaza	Little Rock, AR
Parkdale Mall	Beaumont, TX	Open (O)	Owned by Sears.
Parkway Place	Huntsville, AL
Pearland Town Center	Pearland, TX
Post Oak Mall	College Station, TX	Closed (O)	Owned by Sears. Under negotiation with retail use.
South County Center	St. Louis, MO	Closed	Executed lease with entertainment user. Construction TBD.
Southaven Towne Center	Southaven, MS
St. Clair Square	Fairview Heights, IL	Closed (O)	Building Owned by Sears. Under Negotiation with Entertainment User.
Turtle Creek Mall	Hattiesburg, MS	Closed (O)	Owned by Sears.
Valley View Mall	Roanoke, VA	Open (O)	Owned by Sears. Sporting goods/entertainment interest.
Volusia Mall	Daytona Beach, FL	Closed (O)	Owned by Sears. Non-retail interest.
WestGate Mall	Spartanburg, SC	Closed (O)	Owned by Sears. Under negotiation for non-retail use.
Westmoreland Mall	Greensburg, PA	Closed (O)	Building owned by Sears.	Executed lease with Stadium Live! Casino. Est. 2020 open.
York Galleria	York, PA	Closed	Lease executed with Penn National for casino. Est. 2020 opening.	Owned by Third Party. LOI for non-retail use.
West Towne Mall	Madison, WI		Owned by Seritage. Redeveloped with Dave & Busters and Total Wine.	Owned by Third Party. Lease out for signature with retailer.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of June 30, 2019

TIER 3 Sales < $300 per square foot
Property	Location	Sears Status as of June 30, 2019 (1)	Sears Redevelopment Plans	Bon-Ton Redevelopment Plans
Alamance Crossing	Burlington, NC
Brookfield Square	Brookfield, WI	Under Construction	Uncle Julio's and Outback Steakhouse open. Movie Tavern and Whirlyball opening Fall 2019. Convention center/hotel est. opening in 2020.	Owned by Third Party. LOI with new use.
Burnsville Center	Burnsville, MN	Closed (O)	Owned by Seritage.
CherryVale Mall	Rockford, IL	Closed	Executed lease with Tilt. Est. opening Q1 '20.	Choice Home Center - Opened Q4 '18.
Eastland Mall	Bloomington, IL	Closed	Under negotiation with tenants.	Under negotiation with tenants.
Kentucky Oaks Mall	Paducah, KY	Under Construction (O)	Owned by Seritage. Burlington and Ross Dress for Less are under construction.	50/50 JV asset. HomeGoods under contruction - opening Fall 2019. LOI with discount retailer.
Meridian Mall	Lansing, MI			High Kaliber Karts under construction. Opening Q4 '19.
Mid Rivers Mall	St. Peters, MO	Open (O)	Owned by Sears.
Monroeville Mall	Pittsburgh, PA
The Outlet Shoppes at Gettysburg	Gettysburg, PA
Stroud Mall	Stroudsburg, PA	Closed	Lease out for signature with furniture user.	Shoprite under construction. Fall 2019 open.

(1)	Sears boxes owned by the department store or a third party are noted with the following symbol next to the status (O).